UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 4, 2015

PTC Inc.
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

0-18059	04-2866152
(Commission File Number)	(IRS Employer Identification No.)

140 Kendrick Street Needham, Massachusetts	02494-2714
(Address of Principal Executive Offices)	(Zip Code)

(781) 370-5000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 4, 2015, we amended the Executive Agreements we have with each of our executive officers – James Heppelmann, President and Chief Executive Officer; Andrew Miller, Executive Vice President and Chief Financial Officer; Barry Cohen, Executive Vice President, Strategy; Anthony DiBona, Executive Vice President, Global Support; Robert Ranaldi, Executive Vice President, Worldwide Sales; Matthew Cohen, Executive Vice President, Global Services; and Aaron von Staats, Corporate Vice President and General Counsel.  The Executive Agreements provide limited compensation and protections to the executives in connection with a change in control of the company and/or termination of the executive without cause.

The amendment to Mr. Heppelmann’s Executive Agreement:

• Changes the treatment of equity upon a change in control of the company to remove the provision providing for the acceleration of that portion of equity held by him that would have vested more than two years after the change in control, so that no equity held by him will automatically accelerate upon a change in control pursuant to the agreement;

• Clarifies throughout that the equity provisions of the agreement are not effective with respect to any equity award that specifically excludes that award from the effects of the relevant section of the agreement;

• Changes the bonus component payable in connection with a termination of employment without cause absent a change in control from payment of an amount equal to two times the average of the annual bonuses paid to him for the two fiscal years immediately preceding the fiscal year in which the termination occurs to payment of an amount equal to two times the target annual cash bonus for which he is eligible for the fiscal year in which the termination occurs; and

• Extends the term of the agreement from two years after a change in control to three years after a change in control.

The amendment to the other executives’ Executive Agreements:

• Changes the treatment of equity upon a change in control of the company to remove the provision providing for the acceleration of that portion of equity held by the executive that would have vested more than two years after the change in control, so that no equity held by the executive will automatically accelerate upon a change in control pursuant to the agreement;

• Clarifies throughout that the equity provisions of the agreement are not effective with respect to any equity award that specifically excludes that award from the effects of the relevant section of the agreement;

• Provides for the payment to the executive of an amount equal to the target cash bonus for which the executive is eligible for the fiscal year in which the termination occurs in connection with a termination of the executive’s employment without cause absent a change in control; and

• Extends the term of the agreement from two years after a change in control to three years after a change in control.

The foregoing descriptions are qualified in their entirety by the full text of the amendments as set forth in the exhibits filed herewith and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01.                   Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Amendment dated August 4, 2015 to the Amended and Restated Executive Agreement dated May 10, 2010 between James Heppelmann and PTC Inc.

10.2	Form of Amendment dated August 4, 2015 to the Executive Agreements between PTC Inc. and each of Andrew Miller, Barry Cohen, Anthony DiBona, Robert Ranaldi, Matthew Cohen and Aaron von Staats.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Inc.

Date: August 10, 2015	By:	/s/ Aaron C. von Staats
Aaron C. von Staats
Corporate Vice President, General Counsel and Secretary